Exhibit 10.36

Amendment No. 1

to the Liquidia Corporation

2020 Employee Stock Purchase Plan

WHEREAS, Liquidia Corporation (the “Company”) currently maintains the Liquidia Corporation 2020 Employee Stock Purchase Plan (the “ESPP”); and

WHEREAS, Section 22 of the ESPP provides that the Compensation Committee of the Board of Directors of the Company (the “Committee”) may amend the ESPP at any time; and

WHEREAS, on February 11, 2022, the Committee approved the amendment to the ESPP as set forth herein.

NOW THEREFORE, in accordance with the foregoing, effective February 11, 2022, the ESPP shall be amended as follows:

The last sentence of Section 8.1 shall be amended and restated in its entirety as follows:

For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and the “Share Limit” shall be determined by multiplying 500 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

Section 9 shall be amended and restated in its entirety as follows:

9.Purchase Price.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided by the Plan and unless otherwise provided by the Committee, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date.

Except as modified herein, all provisions of the ESPP shall remain in full force and effect.

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